Exhibit 10.12

FIRST CLASS MANAGEMENT S.A.

January 9, 2008

First Class Navigation Corporation

22 Ethnikis Antistaseos Street

152 32 Halandri

Athens, Greece

Gentlemen:

The undersigned hereby agrees to pay up to $25,000 to cover the costs and expenses incurred in connection with the dissolution and liquidation of First Class Navigation Corporation (the “Company”) to the extent the Company is unable to fund such costs and expenses from the funds held outside of its trust account maintained at Continental Stock Transfer & Trust Company. The undersigned further agrees not to seek repayment from the Company of any such costs and expenses.

Very truly yours,
FIRST CLASS MANAGEMENT S.A.

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:
FIRST CLASS NAVIGATION CORPORATION

By:
Name:
Title: